DOUGLAS ELLIMAN INC.
SUMMARY OF GROSS TRANSACTION VALUE, TOTAL TRANSACTIONS AND AVERAGE SELLING PRICE

	Gross Transaction Value (dollars in billions)		Total Transactions		Average Selling Price (dollars in thousands)
Annual Summary - 2010-2021
2010	$11.5		12,798		$896.1
2011	11.1		11,974		925.1
2012	12.4		12,976		952.8
2013	14.2		15,301		928.1
2014	18.2		16,705		1,091.4
2015	22.4		19,353		1,155.9
2016	24.6		20,453		1,204.7
2017	25.4		21,334		1,190.3
2018	28.1		22,990		1,222.4
2019	28.8		23,479		1,226.9
2020	29.1		22,686		1,281.2
2021	51.2	(a)	32,405	(a)	1,579.6

Summary by Quarter in 2020
3/31/2020	5.9		4,897		1,196.4
6/30/2020	5.0		4,066		1,221.6
9/30/2020	7.8		6,172		1,267.5
12/31/2020	10.4		7,551		1,379.6

Summary by Quarter in 2021
3/31/2021	10.1		7,094	(d)	1,427.8
6/30/2021	15.1	(b)	8,464	(e)	1,787.2
9/30/2021	13.4	(c)	8,535	(f)	1,564.6
12/31/2021	12.6	(a)	8,312	(a)	1,513.4

(a)As of February 4, 2022.
(b)Revised from $14.5 billion previously reported.
(c)Revised from $12.6 billion previously reported.
(d)Revised from 6,937 previously reported.
(e)Revised from 8,299 previously reported.
(f)Revised from 8,063 previously reported.